                                                                     Exhibit 2.2

                                AMENDMENT NO. 1
                                      TO
                        CONTRIBUTION AGREEMENT AND PLAN
                         OF REORGANIZATION AND MERGER


          AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Amendment"), dated as of March 14, 2001, by and among Earlychildhood LLC (f/k/a Earlychildhood.com), a California limited liability company ("Earlychildhood"), SmarterKids.com, Inc., a Delaware corporation
        ------------------
("SmarterKids"), LearningStar Corp. (f/k/a S-E Educational Holdings Corp.), a
---------------
Delaware corporation ("LearningStar") and S-E Educational Merger Corp., a
                     ----------------
wholly-owned subsidiary of LearningStar ("Merger Sub").  Capitalized terms not
                                        --------------
otherwise defined herein have the meanings given to them in the Combination Agreement (as defined below).

                                    RECITALS

          WHEREAS, Earlychildhood, SmarterKids, LearningStar and Merger Sub have previously entered into that certain Contribution Agreement and Plan of Reorganization and Merger, dated as of November 14, 2000 (the "Combination
                                                              ------------
Agreement"); and
----------

          WHEREAS, the parties desire to amend certain provisions of the Combination Agreement as more fully set forth herein.

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Amendment and the Combination Agreement, the parties agree as follows:

          1. Amendment of Section 1.2. Section 1.2 of the Combination Agreement
          ----------------------------
is hereby amended and restated in its entirety as follows:

          "The Contribution.  Upon the terms and subject to the provisions of
          ------------------
this Agreement, at the Effective Time, each holder of an outstanding membership interest in Earlychildhood (such membership interests (other than Earlychildhood Options (as defined below) and membership interests issuable upon conversion of Earlychildhood Options) being collectively referred to herein as the "LLC
                                                                     ----
Interests") shall contribute to Holdings all of the right, title and interest in
----------
and to such holder's entire ownership interest in Earlychildhood, which ownership interest, in each case, is set forth next to the name of such person in the Earlychildhood Disclosure Schedule (as defined in Article III), and in exchange therefor (as described in Section 2.1), (i) each holder of LLC Interests which is a Class A Member (as defined in that certain Amended and Restated Operating Agreement of Earlychildhood dated as of May 5, 1999 (the "Operating Agreement")) shall be entitled to receive .62439 of a share of
---------------------
Holdings Common Stock for each .00001% of an LLC Interest held in such capacity,
(ii) each holder of an LLC Interest which is a Class B Member (as defined in the Operating Agreement) shall be entitled to receive .58476 of a share of Holdings

Common Stock for each .00001% of an LLC Interest held in such capacity, and
(iii) each holder of an LLC Interest which is a Class C Member (as defined in the Operating Agreement) shall be entitled to receive .29206 of a share of Holdings Common Stock for each .00001% of an LLC Interest held in such capacity. At the Effective Time, the Operating Agreement shall be amended and restated to provide that Holdings shall be the sole member of Earlychildhood, holding a single class of membership interests."

          2.  Amendment of Section 1.3.  Section 1.3 of the Combination
          -----------------------------
Agreement is hereby amended and restated in its entirety as follows:

          "The SmarterKids Merger.  Earlychildhood and SmarterKids shall cause
          ------------------------
Holdings to form Merger Sub under the laws of the State of Delaware. Earlychildhood and SmarterKids shall cause Holdings to cause Merger Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the DGCL, Merger Sub shall merge with and into SmarterKids at the Effective Time, and each outstanding share of common stock, par value $.01 per share, of SmarterKids ("SmarterKids Common Stock") shall be converted into the right to receive 0.125 of a share of Holdings Common Stock (as described in Section 2.2(c)). Merger Sub will be formed solely to facilitate the SmarterKids Merger and will conduct no business or activity other than in connection with the SmarterKids Merger. The SmarterKids Merger, together with the Contribution, collectively constitute the "Transactions.""

          3.  Amendment of Section 2.1.  Section 2.1 of the Combination
          -----------------------------
Agreement is hereby amended and restated in its entirety as follows:

          "Exchange of LLC Interests of Earlychildhood.  At the Effective Time,
          ---------------------------------------------
subject to Section 2.5(e), (i) each .00001% of an LLC Interest then outstanding and owned by a holder of LLC Interests which is a Class A Member in such capacity shall, by virtue of the Contribution, be exchanged for .62439 of a share of Holdings Common Stock (the "Class A Exchange Ratio"), (ii) each .00001%
                                    ------------------------
of an LLC Interest then outstanding and owned by a holder of LLC Interests which is a Class B Member in such capacity shall, by virtue of the Contribution, be exchanged for .58476 of a share of Holdings Common Stock (the "Class B Exchange
                                                              -----------------
Ratio"), and (iii) each .00001% of an LLC Interest then outstanding and owned by
------
a holder of LLC Interests which is a Class C Member in such capacity shall, by virtue of the Contribution, be exchanged for .29206 of a share of Holdings Common Stock (the "Class C Exchange Ratio" and, collectively with the Class A
                  ------------------------
Exchange Ratio and the Class B Exchange Ratio, the "Earlychildhood Exchange
                                                   ------------------------
Ratio").  Upon such Contribution, all such LLC Interests shall be transferred in
------
full, together with all right, title and interest in and to such LLC Interests, to Holdings and each person who was formerly a holder of an LLC Interest shall cease to have any rights with respect thereto, except the right to receive the shares of Holdings Common Stock and any cash in lieu of fractional shares of Holdings Common Stock to be issued or paid in consideration therefor, without interest thereon."

          4.  Amendment of Section 2.2(c).  Section 2.2(c) of the Combination
          --------------------------------
Agreement is hereby amended and restated in its entirety as follows:

          "Exchange Ratio for SmarterKids Common Stock.  Subject to Section
          ---------------------------------------------
2.5(e), each issued and outstanding share of SmarterKids Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into the right to receive 0.125 of a share of Holdings Common Stock (the

"SmarterKids Exchange Ratio").  All such shares of SmarterKids Common Stock,
----------------------------
when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Holdings Common Stock and any cash in lieu of fractional shares of Holdings Common Stock to be issued or paid in consideration therefor, in each case upon the surrender of such certificate in accordance with Section 2.5 and without interest thereon."

          5.  Effect of Amendment.  This Amendment is limited as specified and
              --------------------
shall not constitute a modification, acceptance or waiver of any other provision of the Combination Agreement. Except as otherwise expressly provided in this Amendment, the provisions of the Combination Agreement shall remain in full force and effect.

          6.  Binding Commitment.  The provisions of this Amendment shall
              -------------------
constitute binding commitments and agreements on the part of the parties hereto, immediately upon the execution of this Amendment by each of them and shall be effective as of the date hereof.

          7.  Counterparts.  This Amendment may be executed in two or more
              -------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          8.  Governing Law.  This Amendment shall be governed and construed in
              --------------
accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.



                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     EARLYCHILDHOOD LLC


                                      By:______________________
                                          Name:
                                          Title:


                                      SMARTERKIDS.COM, INC.


                                      By:______________________
                                          Name:
                                          Title:



                                      LEARNINGSTAR CORP.


                                      By:________________________
                                          Name:
                                          Title:



                                      S-E EDUCATIONAL MERGER CORP.


                                      By:_________________________
                                          Name:
                                          Title: